Pricing Supplement No. 38                        Filing Under
                      ----
(To Prospectus Supplement dated June 30, 1995    Rule 424(b)(2)
 including the Prospectus dated May 18, 1995)
                                                 Registration
Trade Date:  10/24/96                            File No.
           ------------                          33-59227



       IKON Capital, Inc.(formerly known as Alco Capital Resource, Inc.)
-------------------------------------------------------------------------------

                               Medium Term Notes


CUSIP:  01374QCB2
      --------------------------------------------
Principal Amount:  10,000,000                              Floating Rate Notes:  N/A
                 ---------------------------------                             ---------------------------
Interest Rate (if fixed rate):  6.51%                                Interest Rate Basis: N/A
                              --------------------                                       -----------------
Interest Payment Date(s):  N/A                               -Commercial Paper Rate:
                         -------------------------                                  ---------------
    (other than June 15 and December 15)                     -Prime Rate:
                                                                         --------------------------
Regular Record Date(s):  N/A                                 -LIBOR:
                       ---------------------------                  -------------------------------
    (other than May 31 and November 30)
State Maturity:  10/29/99                                    -CD Rate:
               -----------------------------------                    -----------------------------
Specified Currency:  U S DOLLARS                             -Federal Funds Rate:
                   -------------------------------                               ------------------
Applicable Exchange Rate (if any):  N/A                      -Other:
                                  ----------------                  -------------------------------
       US Dollar $1.00 =  N/A
                        --------------------------
Issue Price (as a percentage of                            Index Maturity:  N/A
                                                                          --------------------------------
             principal amount):  100%                      Spread:  N/A
                               -------------------                ----------------------------------------
Selling Agent:                                             Spread Multiplier:  N/A
                                                                             -----------------------------
    -Lehman Brothers:                                      Maximum Interest Rate:  N/A
                     ----------                                                  -------------------------
    -Chase Securities, Inc.: X                             Minimum Interest Rate:  N/A
                            ---                                                  -------------------------
    -Goldman, Sachs & Co.:                                 Initial Interest Rate:  N/A
                          -----                                                  -------------------------
    -Merrill Lynch & Co.:                                    Interest Reset Date(s)
                         ------                              (if semi-annually or annually):
    -Other:
           --------------------                              ---------------------------------------------
Selling Agent's Commission (%):  .35%                          Third Wednesday of:  N/A
                                ------------------                                ------------------------
Purchasing Agent:  N/A                                           Interest Reset Date (if weekly,
                 ---------------------------------               monthly, or quarterly):
Purchasing Agent's Discount or                                                          ------------------
             Commission (%):  N/A                          Interest Determination Date(s):  N/A
                            ----------------------                                        ----------------
Type of Sale:                                              Calculation Date(s):  N/A
                                                                               ---------------------------
       As Agent:  X    As Principal:                       Calculation Agent:  N/A
                -----               -----                                    -----------------------------
Net proceeds to the Company:  9,965,000                    Interest Payment Date(s):  N/A
                            ----------------------                                  ----------------------
Settlement date (original issue date):  10/29/96               (other than June 15 and December 15)
                                      ------------
Redemption Commencement Date (if any):  N/A                Regular Record Date(s):  N/A
                                      ------------                                ------------------------
Redemption Period:  N/A                                        (other than May 31 and November 30)
                  --------------------------------
Exchange Rate Agent:  N/A                                  Interest Reset Period:  N/A
                    ------------------------------                               -------------------------
Original Issue Discount Security:

       Yes:           No:  X
           -----         -----
Form:
       Book Entry:  X      Certified:
                  -----              -----

Authorized by:  /s/ O. Gordon Brewer, Jr.
              ------------------------------